Exhibit 10.1

AMENDMENT NO. 5

Dated as of November 9, 2017

to

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of December 12, 2016

THIS AMENDMENT NO. 5 (this “Amendment”) dated as of November 9, 2017 is entered into by and among TAXI MEDALLION LOAN TRUST III, a Delaware statutory trust (the “Borrower”), MEDALLION FUNDING LLC (successor by merger to Medallion Funding Corp.), a New York limited liability company (the “Transferor”), MEDALLION FINANCIAL CORP., a Delaware corporation (“Parent”), MEDALLION CAPITAL, INC., a Minnesota corporation (“Medallion Capital”), FRESHSTART VENTURE CAPITAL CORP., a New York corporation (“Freshstart” and, together with the Borrower, the Transferor, Parent and Medallion Capital, the “MF/Borrower Related Parties”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company (the “Lender”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as agent (in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

A.    Reference is made to the Amended and Restated Loan and Security Agreement dated as of December 12, 2016 among the Borrower, the Lender and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.    The parties hereto have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments to the Loan Agreement. Effective as of the Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

1.1    The defined term “Interest Rate” set forth in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Rate” means, for each day during any Interest Period and any Advance, a per annum rate equal to (a) to the extent the Lender funds such Advance on such day through the issuance of its commercial paper, the CP Rate and (b) to the extent the Lender does not fund such Advance on such day through the issuance of its commercial paper, the Alternative Rate; provided that from and after the occurrence of an Event of Default, the Interest Rate for all Advances and all Interest Periods shall be equal to the Default Funding Rate.

1.2    clauses (c) and (d) of Section 6.01 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(c)    as of any date of determination on or after March 16, 2018, the average Medallion Valuation Amount of the Medallion Loans shall decline by 20% or more during any three calendar month (or shorter) period (including any period before March 16, 2018), if at the end of such period the aggregate LTV of all Medallion Loans is 70% or greater; or

(d)    as of any date of determination on or after March 16, 2018, (i) the average Medallion Valuation Amount of the Medallion Loans for the most recent Monthly Period for which such average has been reported hereunder (including any period before March 16, 2018) shall have declined by 15% or more during such Monthly Period and (ii) the Delinquency Rate for the most recent Monthly Period for which such Delinquency Rate has been reported hereunder is greater than or equal to 6%; or”

1.3    clauses (a) and (b) of Section 6.02 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(a)    [Reserved]; or

(b)     [Reserved];”

SECTION 2.    Condition Precedent. This Amendment shall become effective as of July 31, 2017 (the “Effective Date”) upon the Agent’s receipt of a copy of this Amendment duly executed by the Borrower, the Lender, the Agent, the Transferor, the Parent, Medallion Capital and Freshstart.

SECTION 3.    Release. Each of the MF/Borrower Related Parties hereby acknowledges and confirms on its own behalf and on behalf of its officers and directors, and its respective predecessors, successors, assigns, agents and other legal representatives, and any Person claiming by or through any of them (collectively, the “Releasors”), that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Lender, Agent or any other Indemnified Party occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectability or enforceability of the Loan Documents and (ii) it does not possess, and hereby unconditionally and forever waives, remises, releases, discharges and holds harmless each Lender, Agent and any other Indemnified Party, and each of their respective affiliates, stockholders, directors, officers, employees, attorneys, agents, representatives, heirs, executors, administrators, successors and assigns, each Person acting or purporting to act for them or on their behalf, and the successors and assigns of any such Persons (collectively, the “Designated Parties”), from and against, and agrees not to allege or pursue, any action, cause of action, suit, debt, liability, loss, expense, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, whether in law, equity or otherwise, which any of the Releasors ever had, now have, may have, or claim to have against any of the Designated Parties, by reason of any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Loan Documents, any transaction relating thereto, or any actions or omissions in connection therewith (collectively, the “Claims”). The foregoing release shall be construed in the broadest sense possible.

The MF/Borrower Related Parties warrant and represent that they are the sole and lawful owners of all right, title, and interest in and to every Claim being released hereby and they have not assigned,

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pledged, hypothecated, or otherwise divested or encumbered all or any part of any Claim being released hereby. The MF/Borrower Related Parties hereby agree to indemnify, defend, and hold harmless any and all of the Releasees from and against any Claims asserted against any Releasee based on, or arising in connection with, any such prior assignment or transfer, whether actual or purported. The MF/Borrower Related Parties hereby absolutely, unconditionally, and irrevocably agree never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way, or foment any suit, action, or other proceeding (at law, in equity, in any regulatory proceeding, or otherwise) or otherwise seek any recovery against any of the Releasees based on any of the Claims being released hereby. The MF/Borrower Related Parties hereby specifically warrant, represent, acknowledge, and agree that: (a) none of the provisions of this general release shall be construed as or constitute an admission of any liability on the part of any Releasee; and (b) the provisions of this general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory, or equitable.

SECTION 4.    Reference to and Effect on the Loan Agreement.

4.1    Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby

4.2    Except as specifically provided herein, the Loan Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Loan Agreement, the other Loan Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective signatories thereunto duly authorized as of the date first written above.

TAXI MEDALLION LOAN TRUST III, as Borrower

By	/s/ Andrew M. Murstein
Name:	Andrew M. Murstein
Title:	President

Amendment No. 5 to Amended and Restated Loan and Security Agreement

MEDALLION FINANCIAL CORP.

By	/s/ Andrew M. Murstein
Name:	Andrew M. Murstein
Title:	President

MEDALLION CAPITAL, INC.

By	/s/ Dean Pickerell
Name:	Dean Pickerell
Title:	Acting President

FRESHSTART VENTURE CAPITAL CORP.

By	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chairman and Chief Executive Officer

Amendment No. 5 to Amended and Restated Loan and Security Agreement

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent

By	/s/ Jayan Krishnan
Name:	Jayan Krishnan
Title:	Director

By	/s/ Franziska Hummel
Name:	Franziska Hummel
Title:	Senior Vice President

AUTOBAHN FUNDING COMPANY LLC, as the Lender

By:	DZ BANK AG DEUTSCHE
ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, its Attorney-in-Fact

By	/s/ Jayan Krishnan
Name:	Jayan Krishnan
Title:	Director

By	/s/ Franziska Hummel
Name:	Franziska Hummel
Title:	Senior Vice President

Amendment No. 5 to Amended and Restated Loan and Security Agreement

The undersigned hereby (i) acknowledges and agrees to the foregoing Amendment, (ii) reaffirms all of its obligations under the Limited Recourse Guaranty and the other Loan Documents to which it is a party and (iii) acknowledges and agrees that the Limited Recourse Guaranty and such other Loan Documents remain in full force and effect.

MEDALLION FUNDING LLC

By	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chairman & Chief Executive Officer

Amendment No. 5 to Amended and Restated Loan and Security Agreement